EXHIBIT 10.4
March 3, 2008
Toreador Resources Corporation
Toreador Turkey Ltd.
Toreador Romania Ltd.
Madison Oil France SAS
Toreador Energy France S.C.S.
Toreador International Holding Limited Liability Company
13760 Noel Road
Suite 1100
Dallas, Texas 75240-1383
Attention: Mr. Charles J. Campise, Senior Vice President and Chief Accounting Officer
Dear Gentlemen,

Re: Southern Europe Region – Toreador Resources Corporation
Maintenance Ratio Temporary Waiver
1.	Reference is made to the Loan and Guarantee Agreement dated December 28, 2006 (the “Loan and Guarantee Agreement”) between Toreador Resources Corporation (“Toreador” or the “Company”), Toreador Turkey Ltd., Toreador Romania Ltd., Madison Oil France SAS, Toreador Energy France SCS, Toreador International Holding Limited Liability Company, and International Finance Corporation (“IFC”). Unless otherwise defined in this letter, terms defined in the Loan and Guarantee Agreement shall have the meanings ascribed thereto when used in this letter.

2.	We also refer to your request, dated February 28, 2008, of a temporary waiver in respect of Section 6.01 (m)(v) of the Loan of Guarantee Agreement.

3.	In furtherance of the above, IFC consents to:
(i)	the temporary waiver of the requirement in Section 6.01 (m)(v) that the Company maintain an interest Coverage Ratio of at least 3.0:1.0; provided that the Company maintains EBITDAX to net interest expense ratio of at least 2.7:1.0 until July 2, 2008 (as per the waiver granted in May 2007, EBITDAX is used a proxy to EBITDA in the Interest Coverage Ratio calculation until July 2, 2008), and EBITDA to net interest expense ratio of at least 2.7:1.0 during the remaining period of the waiver effectiveness. This waiver is effective until March 8, 2009.
4.	No provision of this letter shall be deemed (i) to be a consent, waiver or modification of any term or condition of the Loan and Guarantee Agreement or the Transaction Documents, except as expressly provided in paragraph 3 above, or (ii) to prejudice any rights or remedies which IFC may have now or in the future under or in connection with any of the Loan and Guarantee Agreement and/or the Transaction Documents.
Sincerely,
INTERNATIONAL FINANCE CORPORATION
/s/ Somit Varma
Director
Oil, Gas, Mining and Chemicals Department
Waiver Accepted and Agreed to this
3rd day of March, 2008:
/s/ Charles J. Campise
TOREADOR RESOURCES CORPORATION
Name: Charles J. Campise
Title: Sr. VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR TURKEY LTD.
Name: Charles J. Campise
Title: Sr. VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR ROMANIA LTD.
Name: Charles J. Campise
Title: Sr. VP Finance and Accounting
/s/ Charles J. Campise
MADISON OIL FRANCE SAS
Name: Charles J. Campise
Title: Sr. VP Finance and Accounting

/s/ Charles J. Campise
TOREADOR ENERGY FRANCE S.C.S.
Name: Charles J. Campise
Title: Sr. VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR INTERNATIONAL HOLDING
LIMITED LIABILITY COMPANY
Name: Charles J. Campise
Title: Sr. VP Finance and Accounting